Exhibit 10.2

SEVERANCE AGREEMENT

THIS AGREEMENT is made effective as of February 24, 2012 by and between PROVIDENT SAVINGS BANK, F.S.B. (the “Bank”); PROVIDENT FINANCIAL HOLDINGS, INC. (“Company”); and Richard L. Gale (the “Executive”).

WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to protect the Executive’s position therewith for a period provided in this Agreement;  and

WHEREAS, Executive serves in the position of Senior Vice President, Provident Savings Bank, F.S.B., a position of substantial responsibility.

NOW, THEREFORE, in consideration of the foregoing and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.	Terms of Agreement

The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of twelve (12) full calendar months thereafter.  Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the Bank (“Board”) may extend the Agreement for an additional year.  The Board will conduct a performance evaluation of the Executive for the purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board’s meeting.

2.	Payments to Executive Upon Change in Control

(a)           Upon the occurrence of a Change in Control (as herein defined) followed within twelve (12) months of the effective date of a Change in Control by the involuntary termination of the Executive’s employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply.  For purposes of this Agreement, “involuntary termination” shall include circumstances in which the Executive elects to voluntarily terminate the Executive’s employment within twelve (12) months of the effective date of a Change in Control following any demotion, loss of title, office or significant authority, reduction in the Executive’s annual compensation or benefits (other than a reduction affecting the Bank’s personnel generally), or relocation of the Executive’s principal place of employment more than thirty-five (35) miles from its location immediately prior to the Change in Control.  No other voluntary termination by the Executive shall be considered an involuntary termination for purposes of this Section 2(a).

(b)          A "Change in Control" of the Company or the Bank shall be deemed to occur if and when (a) an offer other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14 (d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as a result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan or partial or complete liquidation.

(c)           Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause.  The term “Termination for Cause” shall mean termination because of the Executive’s intentional failure to perform stated duties, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order, or any material breach of any provision of this Agreement.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry.  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail.  The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

(d)           No distribution shall be made under this Agreement unless and until the Executive has experienced a complete "Separation from Service" within the meaning of Section 409A, i.e., the Executive has completely terminated his employment with the Bank, the Company and any affiliated entity (together “Provident”). All references to “termination of employment”, or similar phrases, shall be deemed to mean Separation from Service as defined herein.

3.           Termination

(a)          Upon the occurrence of a Change in Control during the term of this Agreement, followed within twelve (12) months of the effective date of a Change in Control by the voluntary or involuntary termination of the Executive's employment (subject to Section 2(d)), other than for Termination for Cause, the Bank shall be obligated to pay the Executive, or in the event of the Executive's subsequent death, the Executive's beneficiary or beneficiaries, or the Executive's estate, as the case may be, as severance pay, a sum equal to (i) two (2) times the Executive's then current base annual salary, and (ii) two (2) times the largest annual bonus paid to an Executive (other than the Executive or the Chief Executive Officer of the Company) who is a party to a change in control severance agreement that is substantially similar to this Agreement, during the twenty-four (24) month period ending on the date of the Executive's termination of employment. Payment shall be made in a cash lump sum no later than thirty (30) days after the date of the Executive's Separation from Service, unless Section 3(d) applies.

(b)          Upon the occurrence of a Change in Control during the term of this Agreement, followed within twelve (12) months of the effective date of a Change in Control by the voluntary or involuntary termination of the Executive's employment (subject to Section 2(d)), other than for Termination for Cause, the Bank shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to the Executive's Separation from Service. Such coverage shall cease upon expiration of twenty-four (24) months from the date of the Executive's Separation of Service or the Executive's death, if earlier.

   (c)            Notwithstanding the preceding paragraphs of this Section 3, if the Executive is a Specified Employee (as defined below), then no benefit that is subject to Section 409A (as defined herein) shall be paid to the Executive until the 185th day following the date of the Executive’s Separation from Service.  The Executive is a Specified Employee if, on the December 31 preceding the date of the Executive’s Separation from Service, he is a key employee described in Code Section 416(i) (determined without regard to paragraph (5) thereof) of the Bank or the Company, provided the common stock of the Bank or the Company is publicly traded on an established securities market or otherwise.  Whether the Executive is a Specified Employee shall be determined in accordance with Section 409A (as defined herein).   This Section 3(c) shall not apply to the extent such compensation either constitutes a “short-term deferral” (within the meaning of Section 409A), or is considered “separation pay due to involuntary separation from service” (as defined in Treasury Regulations Section 1.409A-1(b)(9)(iii)).

  (d)             Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. §1828(k) and any regulations promulgated thereunder.

(e)           As a condition of the receipt of any payments or benefits under this Section 3, Executive shall in writing release the Bank, the Company and any successors thereto from any or all claims or causes of action relating to the Executive’s termination of employment.

4.           Effect on Prior Agreements and Existing Benefit Plans

This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to the Executive without reference to this Agreement.

5.           No Attachment

(a)           Except as required by law, no right to receive payments under this agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

(b)           This Agreement shall be binding upon, and inure to the benefit of, Executive, the Company, the Bank and their respective successors and assigns.

6.           Modification and Waiver

(a)           This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.  No modification or amendment shall be made that would cause this Agreement to violate the applicable requirements of Section 409A (as defined herein).

(b)           No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.  No waiver of a term or condition of this Agreement shall be permitted that would violate the applicable requirements of Section 409A (as defined herein).

7.           Required Provisions

(a)           The Bank may terminate the Executive’s employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive’s right to compensation or other benefits under this Agreement.  Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2(c) herein.

(b)           If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank’s obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Bank may, at its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

(c)           If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or (g)(1)), all

obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but the vested rights of the contracting parties shall not be affected.

(d)           If the Bank is in default (as defined in Section 3 (x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

(e)           All obligations under this Agreement may be terminated:  (i) by the Director of the Office of Thrift Supervision (the “Director”) or his or her designee at the time of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA or (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.  Any rights of the parties that have already vested, however, shall not be affected by such action.

(f)           Any benefit payment delayed in accordance with this Section 7 shall be paid at the earliest date at which the Bank reasonably anticipates that such payment would be permissible in accordance with Section 409A.

8.           Severability

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with the law continue in full force and effect.

9.           Headings for Reference Only

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretations of any of the provisions of this Agreement.

10.           Governing Law

The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California, unless preempted by Federal law as now or hereafter in effect.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive with fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect.

11.           Source of Payments

All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.  The Company, however, guarantees all payments and the provision of all amounts and benefits due hereunder to Executive and, if such payments are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.  Notwithstanding the foregoing, the Executive and the Executive’s Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Bank or the Company. For purposes of the payment of benefits under this Agreement, any and all of the Bank or the Company’s assets shall be, and remain the general, unpledged and unrestricted assets of the Bank or the Company. The Bank and the Company’s obligation under the Agreement shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.           Payment of Legal Fees

All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

13.           Successor to the Bank or the Company

The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank’s or the Company’s obligations under this Agreement, in the same manner and to the same extent that the Bank or the Company would be required to perform if no such succession or assignment had taken place.

14.           Section 409A

The Agreement is intended to comply with the applicable requirements of Section 409A of the Code and the regulations and guidance of general applicability issued thereunder  (referred to herein as “Section 409A”), and shall be administered and interpreted accordingly.

15.           Signature

IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed by a duly authorized officer, and Executive has signed this Agreement, on the day and date first written above.

ATTEST:	PROVIDENT SAVINGS BANK, F.S.B.

______________________	By: ___________________________________________________

ATTEST:	PROVIDENT FINANCIAL HOLDINGS, INC.

______________________	By: ___________________________________________________

WITNESS:	RICHARD L. GALE

______________________	By: ___________________________________________________
Executive